Exhibit 99

News From:	For Immediate Release

Kaydon Corporation 315 E. Eisenhower Parkway Suite 300 Ann Arbor, Michigan 48108 T. 734-747-7025 F. 734-747-6565 www.kaydon.com	Global Engineered Solutions

Contact:	Brian P. Campbell President and Chief Executive Officer

KAYDON CORPORATION PRESENTS AT THE ROBERT W. BAIRD &
CO. 2004 INDUSTRIAL CONFERENCE IN CHICAGO

Ann Arbor, Michigan — November 10, 2004

     Kaydon Corporation (NYSE:KDN) President and Chief Executive Officer, Brian P. Campbell, was a presenter at the Robert W. Baird & Co. 2004 Industrial Conference held today in Chicago.

     During the presentation, Mr. Campbell discussed the Company’s increased 2004 third quarter and year to date results. He also commented on both the Company’s “operating objectives,” including providing value-added, performance-critical products and enhancing the Company’s strong competitive positions and market shares, and the Company’s “financial objectives,” including maintaining strong operating cash flow, and increasing operating income and earnings per share.

     Mr. Campbell discussed the Company’s diversified portfolio of high margin proprietary products that serve a number of different and unrelated industries, and he mentioned that the Company believes that market leadership products generate over 65 percent of total sales. He explained that Kaydon’s diversified product offerings are sold to a variety of customers and end-markets, with no one customer accounting for more than 8 percent of total sales, and no one end-market comprising more than 22 percent of total sales.

     Mr. Campbell also commented on the Company’s “Strategies for Success.” He pointed out that the Company focuses on earnings growth, return on capital and cash flow as priorities over sales growth. He also expects the Company to maintain a strong and highly liquid balance sheet, which is consistent with the Company’s high operating margins and growth initiatives. Also included in the strategies for success discussion were comments on the Company’s disciplined acquisition strategy and targeted diversification into new markets and industries. Mr. Campbell noted that acquisition targets must have a distinct market or industry leadership position and provide above average growth prospects and free cash flow. In addition he also stated that any potential business partner should have above average operating margins, and provide immediate accretion to the Company’s earnings and free cash flow.

     In his concluding remarks, Mr. Campbell stated his belief that Kaydon’s proprietary product positions, strong balance sheet and operating cash flows, high operating profit leverage and disciplined acquisition strategy provide Kaydon with attractive future growth potential.

     A copy of Mr. Campbell’s presentation is available on the Company’s website, www.kaydon.com, at the “Robert W. Baird & Co. Presentation” icon.

     Kaydon Corporation is a leading designer and manufacturer of custom-engineered products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, and aftermarket customers.

# # #

     Certain statements in this press release are forward-looking within the meaning of the federal securities laws regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “potential” and other similar expressions. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. While the Company believes any forward-looking statements made are reasonable, actual results could differ materially since the statements are based on the Company’s current expectations and are subject to risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending and future litigation and governmental proceedings, estimated legal costs, the estimated fair value of the Company’s assets, the ultimate satisfaction of the Company’s debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned to consider these factors when relying on such forward-looking information.